Exhibit 99.1

Press Contact:

Will Thoretz

+1 203 517 3119

will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203-517-3104

david.berger@isg-one.com

Information Services Group Announces

Second-Quarter and First-Half Financial Results

Record second-quarter revenues of $71.0 million, up 4% from prior year

Q2 operating income of $4.2 million, up $3.7 million from prior year

Q2 adjusted EBITDA of $9.8 million, up 23% from prior year

Q2 EPS of $0.05, up $0.06 from prior year

First-half revenues of $139.9 million, up 4% from prior year

1H operating income of $6.0 million, up $4.2 million from prior year

Cash balance of $19.4 million after repaying $6.5 million of debt in the 1H

Affirms full-year revenue and EBITDA guidance

STAMFORD, Conn., August 6, 2018— Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the second quarter and first half ended June 30, 2018.

“ISG delivered our largest revenue quarter ever with adjusted EBITDA margins of 14 percent, propelled by strong demand for all things digital,” said Michael P. Connors, chairman and CEO. “Our focused investments in the high-growth area of digital services, including automation, and in our recurring-revenue services, are paying off in superior results. Our revenue mix continues to grow in value, based, in part, on rising demand for our digital services, which represent more than 40 percent of our total revenues, and the high market valuations for automation services we are seeing of late.”

Connors said demand for digital and other ISG services is reflected in the firm’s regional performance. “Our revenues in Europe were up 12 percent, driven in part by the region’s growing adoption of cloud-based digital services. In the Americas, our reported revenues were up 2 percent; excluding the soft U.S. Public Sector market, however, they were up 7 percent, driven by growth in digital sourcing and services among our commercial-sector clients.

“With our expanded digital capabilities and disciplined management approach, we remain well positioned to continue driving profitable growth and delivering value for our clients and shareholders,” said Connors.

Second-Quarter 2018 Results

Revenues for the second quarter were $71.0 million, compared with $68.0 million in the prior year, an increase of 4 percent on a reported basis and 2 percent in constant currency. Excluding the decline in the soft U.S. Public Sector market, the revenue growth for the quarter would have been 7 percent. Revenues were $40.8 million in the Americas (up 2 percent from the same period in 2017 on a reported basis), $24.0 million in Europe (up 12 percent on a reported basis), and $6.1 million in Asia Pacific (down $0.4 million). Currency positively impacted reported revenues by $1.6 million versus the prior year.

ISG reported operating income of $4.2 million for the second quarter of 2018, compared with operating income of $0.5 million last year. Net income was $2.4 million, compared with a net loss of $0.3 million in the second quarter last year. Reported fully diluted income per share was $0.05, compared with a fully diluted loss per share of $0.01 for the same period in 2017.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $5.7 million, up 63 percent and $0.12 per share on a fully diluted basis, compared with adjusted net income of $3.5 million and $0.08 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter 2018 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $9.8 million, up 23 percent, compared with $8.0 million in last year’s second quarter.

First-Half 2018 Results

ISG reported first-half 2018 revenues of $139.9 million, up 4 percent, or $5.3 million, on a reported basis and up 1 percent in constant currency. Revenues were $82.5 million in the Americas (up 2 percent from the same period in 2017 on a reported basis), $45.8 million in Europe (up 10 percent on a reported basis) and $11.6 million in Asia Pacific (down $0.2 million). Currency positively impacted reported revenues by $4.6 million, or 3 percent, versus the prior year.

Operating income for the first six months of 2018 was $6.0 million, compared with $1.7 million in the prior year. Reported fully diluted income per share was $0.05 versus a fully diluted loss per share of $0.02 in the prior-year period. ISG’s first-half 2018 adjusted net income totaled $8.2 million, up 33 percent from $6.2 million in the prior year. Fully diluted adjusted EPS for the first half of 2018 was $0.18 compared with $0.14 in the first half of 2017.

Adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $15.7 million for the first half of 2018 compared with $15.0 million of adjusted EBITDA in the first half of 2017.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $19.4 million at June 30, 2018, down $6.0 million from June 30, 2017, and a decrease of $11.7 million from March 31, 2018. During the second quarter, ISG repaid $4.2 million of debt, repurchased $1.6 million of stock and paid $1.2 million in contingent consideration for prior acquisitions. Total outstanding debt as of June 30, 2018, was $110.2 million versus $114.4 million as of March 31, 2018, and $122.5 million as of June 30, 2017.

ISG Full-Year Revenue and Adjusted EBITDA Guidance

“For 2018, we are reaffirming our forecasted revenue to be in the range of $285-$292 million and our forecasted adjusted EBITDA to be in the range of $35-$37 million. We expect to achieve our full-year revenue and adjusted EBITDA guidance based on continued strong demand for our digital services, growth in recurring revenues and robust market dynamics in the Americas and Europe.”

Conference Call

ISG has scheduled a call for 9:00 a.m., Eastern Time, Monday, August 6, 2018, to discuss the company’s second-quarter results. The call can be accessed by dialing 1-888-394-8218 or, for international callers, by dialing. 001-323-794-2588 The access code is 7830877. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2018 and June 30, 2017. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance and integration expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance and integration expense, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly-titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time.   Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including 75 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; technology strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com

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Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenues	$71,026	$68,038	$139,903	$134,593
Operating expenses
Direct costs and expenses for advisors	40,153	40,253	83,137	80,939
Selling, general and administrative	24,680	23,380	46,908	45,105
Depreciation and amortization	1,993	3,859	3,895	6,822
Operating income	4,200	546	5,963	1,727
Interest income	3	34	110	79
Interest expense	(1,728)	(1,707)	(3,465)	(3,416)
Foreign currency transaction gain (loss)	49	(101)	25	(181)

Income (loss) before taxes	2,524	(1,228)	2,633	(1,791)
Income tax provision (benefit)	162	(923)	107	(915)
Net income (loss)	2,362	(305)	2,526	(876)
Net (loss) income attributable to non-controlling interest	—	(3)	—	32
Net income (loss) attributable to ISG	$2,362	$(302)	$2,526	$(908)

Weighted average shares outstanding:
Basic	44,655	43,058	44,180	42,687
Diluted	46,086	43,058	45,973	42,687

Earnings (loss) per share attributable to ISG:
Basic	$0.05	$(0.01)	$0.06	$(0.02)
Diluted	$0.05	$(0.01)	$0.05	$(0.02)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss) attributable to ISG	$2,362	$(302)	$2,526	$(908)
Plus:
Net (loss) income attributable to non-controlling interest	—	(3)	—	32
Interest expense (net of interest income)	1,725	1,673	3,355	3,337
Income taxes	162	(923)	107	(915)
Depreciation and amortization	1,993	3,859	3,895	6,822
Change in contingent consideration	960	270	1,045	693
Acquisition-related costs(1)	—	796	—	1,097
Severance and integration expense	89	1,016	107	1,158
Foreign currency transaction	(49)	101	(25)	181
Non-cash stock compensation	2,590	1,534	4,646	3,510
Adjusted EBITDA	$9,832	$8,021	$15,656	$15,007

Net income (loss) attributable to ISG	$2,362	$(302)	$2,526	$(908)
Plus:
Non-cash stock compensation	2,590	1,534	4,646	3,510
Intangible amortization	1,264	2,382	2,538	4,751
Interest on contingent consideration	960	270	1,045	693
Acquisition-related costs(1)	—	796	—	1,097
Severance and integration expense	89	1,016	107	1,158
Foreign currency transaction	(49)	101	(25)	181
Tax effect (2)	(1,553)	(2,318)	(2,660)	(4,328)
Adjusted net income	$5,663	$3,479	$8,177	$6,154

Weighted average shares outstanding:
Basic	44,655	43,058	44,180	42,687
Diluted	46,086	43,058	45,973	42,687

Adjusted earnings per share:
Basic	$0.13	$0.08	$0.19	$0.14
Diluted	$0.12	$0.08	$0.18	$0.14

(1)                                 Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition deferred revenues.

(2)                                 Marginal tax rate of 32.0% and 38.0% applied, respectively.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2018	Three Months Ended	Constant currency	June 30, 2017
	June 30, 2018	impact	Adjusted	June 30, 2017	impact	Adjusted
Revenue	$71,026	$(689)	$70,337	$68,038	$936	$68,974
Operating income	$4,200	$(44)	$4,156	$546	$365	$911
Adjusted EBITDA	$9,832	$(60)	$9,772	$8,021	$375	$8,396

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2018	Six Months Ended	Constant currency	June 30, 2017
	June 30, 2018	impact	Adjusted	June 30, 2017	impact	Adjusted
Revenue	$139,903	$(2,174)	$137,729	$134,593	$2,448	$137,041
Operating income	$5,963	$(112)	$5,851	$1,727	$624	$2,351
Adjusted EBITDA	$15,656	$(151)	$15,505	$15,007	$645	$15,652